UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 17, 2004

Covance Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12213	22-3265977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Carnegie Center, Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code  609-452-4440

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                    Entry into a Material Definitive Agreement.

On December 17, 2004 Covance Inc. (the “Company”) entered into an employment letter agreement with Richard Cimino.  Pursuant to the agreement Mr. Cimino shall serve as Corporate Senior Vice President and President — Clinical, Periapproval and Central Diagnostic Services of the Company.  The agreement provides that Mr. Cimino shall be paid base salary at the rate of $275,000 per and will participate in the Company’s Supplemental Executive Retirement Plan and continue to participate in the Covance Variable Compensation Plan and other benefit arrangements available to the Company’s senior officers.

Mr. Cimino will be entitled to receive 5,000 restricted shares which shall vest in December 2007 or upon an earlier change in control of the Company (as defined in the Agreement).

The agreement provides to Mr. Cimino compensation equal to the his base annual salary at the annual rate in effect on the date of termination plus the annual award of variable compensation at his most recent target level in the event that his employment has been terminated for reasons other than cause. If he has not secured a suitable alternative vocation after one year he may be entitled to continue to receive salary payments for up to an additional year. He will also be entitled to health and other benefits (to the extent permitted by the administrative provisions of such plans and applicable federal and state law) for a period of up to one and one-half years. Covance will also provide to Mr. Cimino, upon the termination of employment by Covance other than for cause, or the constructive termination, as defined in the agreement, during the twenty-four months following a change in control of Covance, compensation equal to three times his annual base salary in effect on the termination date and three times the annual variable compensation at the most recent target level. In addition, Mr. Cimino shall also be entitled to the benefits described above in the event he voluntarily terminates his employment with Covance for any reason between the twelfth and thirteenth months of a change in control.

Copies of the Agreement and of the Restricted Share Agreement are being filed as Exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01                                    Financial Statements and Exhibits.

(c) Exhibits

10.1                           Agreement between Covance Inc. and Richard Cimino dated December 17, 2004.

10.2                           Restricted Share Agreement with Richard Cimino dated December 17, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANCE INC.

Date: December 17, 2004	By: /s/ James W. Lovett
	Name:	James W. Lovett
	Title:	Corporate Senior Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Agreement between Covance Inc. and Richard Cimino dated December 17, 2004.

10.2	Restricted Share Agreement with Richard Cimino dated December 17, 2004.